UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2006

CHEETAH OIL & GAS LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-26907

(Commission File Number)

93-1118938

(IRS Employer Identification No.)

Second Floor, 809 Manning Road, NE, Calgary, Alberta, Canada T2E 7M9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (403) 248-5300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 30, 2006, we appointed Isaac Moss to the position of Senior Vice President and Chief Financial Officer of our company.

During the 1990’s through 2002 Isaac Moss was associated with a mid market investment banking company based in Geneva, where he provided corporate, strategic and investment banking advisory services to micro and small cap client companies in the energy and resource, telecommunications, chemicals and industrial minerals, entertainment, forest products and hospitality industries. From 1994 to 1997 Mr. Moss was President of a specialty chemical company headquartered in France.

Family Relationships

There are no family relationships with Isaac Moss and any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, Isaac Moss has had or will have a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits

99.1	News Release of October 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD.

/s/ Georgina Martin

Georgina Martin

Director

Date: November 1, 2006